Exhibit 99.2

News Release

Contact:	Greg Smith
Director of Investor Relations and
Corporate Communications
281-556-6200

January 08, 2009 05:06 PM Eastern Time

BPZ Energy and Shell Discontinue Talks on Farm-out Agreement

HOUSTON—(BUSINESS WIRE)—BPZ Resources, Inc. (NYSE Alternext US: BPZ) announced today that the Company and Shell Exploration Company (West) B.V. have mutually agreed to discontinue discussions on the Farm-out Agreement as conceptualized in the previously announced non-binding Memorandum of Understanding (MOU). BPZ Energy will maintain its 100% working interest in Blocks Z-1, XIX, and XXIII, as well as Block XXII which was not part of the proposed transaction, all of which are located in northwest Peru.

BPZ Energy President and Chief Executive Officer Manolo Zúñiga commented, “Although both parties worked diligently during the past few months to reach an agreement that was mutually beneficial and acceptable, both sides determined that the complexities involved in completing the transaction within the guidelines defined by the MOU were far greater than anticipated. Accordingly, a joint decision was made to discontinue the negotiations.” Mr. Zúñiga continued, “A joint venture under the current environment, driven by reduced and volatile commodity prices, could place an unwarranted financial burden on BPZ and its shareholders. Our plans are to remain focused on developing the oil reserves in Block Z-1, where the Company has been very successful in its ongoing appraisal and development efforts. As such, the Company will continue appraising Corvina while preparing to drill in Albacora, which in turn should allow us to continue ramping up oil production and proving up reserves. We also plan to continue developing our gas-to-power project, which anchors our gas monetizing strategy, and will continue evaluating other gas marketing opportunities.”

About BPZ Energy

Houston based BPZ Energy is an oil and gas exploration and production company which has exclusive license contracts for oil and gas exploration and production covering approximately 2.4 million acres in four properties in northwest Peru. It also owns a minority working interest in a producing property in southwest Ecuador. The Company is currently executing the development of the Corvina oil discovery, the redevelopment of the Albacora oil field, and the exploration of Block XIX, in parallel with the execution of an integrated gas-to-power strategy, which includes generation and sale of electric power in Peru and the development of a regional gas marketing strategy. The Company’s website at www.bpzenergy.com provides additional information about the Company’s plans, including photographs and other information with respect to its operations.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations, estimating reserves, unexpected future capital expenditures accuracy of well test results, the success of our project financing efforts, including final documentation and execution of debt financing documents with IFC, well refurbishment efforts, successful production of indicated reserves, successful transition from our well-testing period to full commercial production and the successful management of our capital development project and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements.